EXHIBIT 99.1



              [NORTHEAST PENNSYLVANIA FINANCIAL CORP. LETTERHEAD]


NEWS RELEASE


FOR IMMEDIATE RELEASE

DATE:       November 10, 2003
CONTACT:    Jerry Holbrook
            Chief Financial Officer
PHONE:      (570) 459-3722
FAX:        (570) 450-6110

NORTHEAST PENNSYLVANIA FINANCIAL CORP. ANNOUNCES CASH DIVIDEND.

Hazleton,  Pa.......  Northeast  Pennsylvania  Financial  Corp.  (the "Company")

(NASDAQ; NEPF), the parent of First Federal, today announced a cash dividend for the three  months  ended  September  30,  2003,  of $.12 per  share,  payable to shareholders of record as of the close of business on November 24, 2003.  Thomas

Petro,  President  stated,  "We are happy to continue to pay our  shareholders a dividend that  represents an important part of the return on their  investment."

Payment  of the  cash  dividend  will be  made on or  about  December  3,  2003.


Northeast  Pennsylvania  Financial Corp. is the holding company of First Federal

Bank,  Higgins  Insurance  Associates,  Inc.,  Abstractors  Inc.  and  Northeast

Pennsylvania   Trust  Co.  The  Company,   through  its   subsidiaries,   serves

Northeastern  and Central  Pennsylvania  through sixteen full service  community office locations, three financial centers and a loan production office.


Statements  contained in this news release,  which are not historical facts, are forward  looking  statements,  as the term is defined in the Private  Securities

Litigation  Reform Act of 1995. Such  forward-looking  statements are subject to risk and  uncertainties  which could cause actual  results to differ  materially from those currently anticipated due to a number of factors,  which include, but are not limited to, factors discussed in documents filed by the Company with the

Securities and Exchange Commission from time to time.







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